                                                                   EXHIBIT 11

           CALCULATION OF SHARES USED IN DETERMINING INCOME PER SHARE


                                                     THREE MONTHS ENDED
                                                           MARCH 31,
                                                -------------------------------
                                                   1997                1996
                                                -------------------------------
WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING DURING PERIOD                       21,832,664           21,054,734

EFFECT ON COMMON STOCK EQUIVALENTS
COMPUTED IN ACCORDANCE WITH THE
TREASURY STOCK METHOD                              922,763            1,179,859
                                                ----------           ----------
                                                22,755,427           22,234,593
                                                ----------           ----------




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